UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - November 21, 2006

IMCOR PHARMACEUTICAL CO.

 (Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive, Suite 500
San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

(858)546-2955

(Registrants' telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On November 21, 2006, we were informed by Peterson & Co., LLP (“Peterson”), our independent registered public accounting firm, as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Peterson as the Company’s independent registered auditor.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR PHARMACEUTICAL CO.

Dated: November 28, 2006	By:	/s/ Brian Gallagher
Brian Gallagher
Chairman of the Board of Directors